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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 13, 1999, except for footnote No. 15(a), which is dated October 5, 1999, 15(b) which is dated October 15, 1999 and 15(c) which is dated November 17, 1999, relating to the financial statements of Edison Schools Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
June 16, 2000